Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ontrak, Inc. on Form S-8 to be filed on or about September 7, 2022 of our report dated April 15, 2022, on our audits of the financial statements as of December 31, 2021 and 2020 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed April 15, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
September 7, 2022